SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): January 31, 2001

            English Language Learning and Instruction System, Inc.
          _________________________________________________________
            (Exact name of registrant as specified in its charter)

                              Politics.com, Inc.
         __________________________________________________________
                         (Former name of registrant)

     Delaware                      0-27591                33-0836078
  _________________           _______________________   _________________
(State or Other Jurisdiction  (Commission File Number)  I.R.S. Employer
  of Incorporation)                                     Identification Number)

                   3520 North University Avenue, Suite 275
                               Provo, UT 84604
        ____________________________________________________________
             (Address of Principal Executive Offices) (Zip Code)

                            2530 South Rural Road
                               Tempe, AZ 85282
         ___________________________________________________________
         (Former Address of Principal Executive Offices) (Zip Code)

      Registrant's Telephone Number, Including Area Code: (801) 374-3424

             Registrant's Former Telephone Number: (480) 731-9100


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ITEM 1: CHANGES IN CONTROL OF REGISTRANT.

      On January 31, 2001, a special meeting of the shareholders of Politics.com, Inc., a Delaware corporation ("POCO"), was held in Tempe, Arizona. The shareholders of POCO (i) approved the spin off of its ownership interest in New Politics.com, Inc., a Nevada corporation ("New Poco"), to POCO's shareholders of record as of January 5, 2001(the "Spin Off"); (ii) approved a one for ten reverse split of its common stock (the "Reverse Split"); (iii) approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") between POCO and Computer Assisted Learning and Instruction, Inc., a Utah corporation ("CALI"), whereby CALI was merged with and into POCO and POCO changed its name to English Language Learning and Instruction System, Inc. ("ELLIS") and the shareholders of CALI received 11,550,000 post Reverse Split shares of ELLIS; and (iv) elected Francis R. Otto, Timothy D. Otto, Kimber B. Jensen, and Janet M. Otto to the Board of Directors. A copy of the Reorganization Agreement is incorporated herein by reference and is attached hereto as Exhibit 2.1.

      As a result of the Reorganization, ELLIS' principal executive offices will be relocated to 3520 North University Avenue, Suite 275, Provo, Utah 84604 and the telephone number is (801) 374-3424.

      The following table presents certain information as to the beneficial ownership of ELLIS' common stock as adjusted to give effect to the Reorganization.

Beneficial Owner                        Shares Owned      Percentage of
                                                          Shares Owned

Francis R. Otto (1)                      9,221,000          68.3%

Timothy D. Otto (2)                      1,155,000          8.6%

Kimber B. Jensen (3)                       577,500          4.3%

Janet M. Otto (1)                        9,221,000         68.3%

(1) Includes shares owned by Francis R. Otto and Janet M. Otto as joint tenants. Also includes shares owned in a family limited partnership over which Francis R. Otto and Janet M. Otto maintain voting control.

(2) Includes shares owned in a family limited partnership over which Timothy
D. Otto maintains voting control.

(3) Includes shares owned in a family limited partnership over which Kimber B. Jensen maintains voting control.



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      THE SPIN OFF
      -------------

      The Spin Off was approved by the shareholders of POCO on January 31, 2001. Pursuant thereto, POCO's ownership interest in New Poco will be distributed to POCO shareholders of record as of January 5, 2001 on a one for one pre Reverse Split basis. Shareholders of record entitled to participate in the Spin Off will receive shares of New Poco at such time as a registration covering such distribution of shares of New Politics is declared effective by the Securities and Exchange Commission.

      THE REORGANIZATION
      ------------------

      The Reorganization Agreement was approved by the shareholders of POCO on January 31, 2001. Pursuant thereto, the shareholders of CALI received a total of 11,550,000 shares of post Reverse Split ELLIS common stock, bringing the total number of shares of ELLIS common stock outstanding to 12,750,000 after giving effect to the Reverse Split. Pursuant to the terms of the Reorganization, CALI was merged with and into ELLIS.

     Subsequent to the Reorganization, ELLIS has issued an additional aggregate 750,000 post Reverse Split shares of common stock pursuant to a private placement of common stock and as payment of certain fees, bringing the total number of issued and outstanding shares of ELLIS common stock to 13,500,000.


      CALI'S BUSINESS
      --------------

           General

      CALI is a software development and marketing company based in Provo, Utah. CALI was founded by Dr. Francis R. Otto in 1990 as a sole proprietorship. On February 12, 1994, CALI was incorporated under the laws of the State of Utah. CALI's business is developing and marketing computer software programs and supporting written materials to teach English as a Second Language (ESL).

      CALI's signature product is "ELLIS" (English Language Learning and Instruction System), a series of 20 interactive multi-media software programs designed to teach English. ELLIS combines text, translation, full-motion video and digitized sound, graphics and animation into a virtual language learning experience for learners of all proficiency levels and native speakers of fifty-eight (58) languages. ELLIS is designed to be effective in all teaching of English as a Second Language ("ESL"), English as a Foreign Language ("EFL"), and as an indispensable support to Teachers of English to Speakers of Other Languages ("TOEFL"). Additionally, ELLIS has become a critical application for companies and organizations dealing with workers and citizens of limited English proficiency.

      All ELLIS components commence with high-quality video dialogues featuring native English speakers. The dialogues allow for and encourage student interaction and participation in the lesson (for example, role-playing, voice recording and pronunciation comparison). Students may adjust the speed of the dialogue, isolate phrases to clarify pronunciation, compare their own speech with the native speakers', or research vocabulary,
grammar and cultural primers   all without leaving the lesson.  The dialogues
lead to interactive online exercises, and eventually to written exercises in companion workbooks. ELLIS contains several thousand hours of instruction and, because of its ability to recognize and process a wide range of student responses, a virtually infinite number of personalized student responses and learning situations. All ELLIS programs operate on Windows95, Windows98, Windows2000, WindowsNT, Macintosh and UNIX. CALI owns all proprietary and worldwide distribution rights to ELLIS. CALI does not anticipate incorporating any software or other technology that would diminish the company's position in ELLIS.

      Since ELLIS' release in 1992, CALI has grown from 2 to 36 employees and over 100 independent sales agents. CALI has enjoyed a minimum annual growth rate of one hundred percent (100%) since 1992.

      The most popular suite of ELLIS programs is the ELLIS Academic Suite, which includes three lesson-based applications (ELLIS Intro, ELLIS Middle Mastery and ELLIS Senior Mastery) with over 1,000 hours of interactive English instruction. The Academic Suite also includes ELLIS Master Pronunciation and ELLIS Placement, an adaptive testing component that identifies an individual learner's needs. Additionally, CALI offers the ELLIS Business Series, which consists of five programs offering English training for learners in virtually any industry or level of English proficiency. Corporate purchasers of the ELLIS Business Series include IBM, Motorola, Hewlett-Packard, UNISYS, Marriott, Ford, Renault and Elf.

           The Market Opportunity

      The market for the ELLIS product line is, simply, anyone in the entire world who needs to become more proficient in his understanding and use of the English language. As such, this includes students, immigrants to English-speaking countries, business people, Internet users, and teachers of English in any country, irrespective of their culture or language of origin.

      This market is prodigious in size. TESOL (Teachers of English to Speakers of Other Languages) estimates that there are currently more than 2 billion people studying English as a second or foreign language. Competence in English is central in much government-funded education in virtually every industrialized nation. Additionally, English has become the de facto lingua
franca of the Internet   which is potentially how the world may do much of its
future business and conduct its communication. And English is the accepted standard language for the business person. Therefore, the available and potential market is huge, growing, and likely to remain so for the foreseeable future.

      CALI intends to become a pervasive and dominant presence in this market. It has established a reputation for product excellence and effectiveness in the U.S. market, and it will now move to develop a comparable market presence internationally. Starting with concentration in countries of highest potential (such as Brazil, Korea, China, Japan and Mexico), CALI intends to demonstrate the power and effectiveness of the ELLIS products and to open and seize unprecedented business opportunities in every targeted country.

      As an example of this approach, CALI has concentrated on Brazil, a country of 160 million where more than 20 million people are enrolled in 15,000 private language schools. These Brazilian students spend (according to Brazil's authoritative VEJA magazine) more than $100 per month each on English instruction. ELLIS is now used by the most prominent English language schools in Brazil (such as Berlitz, Objetivo, and Yazigi), and selling was recently commenced of the Brazilian version of the Company's personalized version of ELLIS - ELLIS Access - selling at $200 per set. ELLIS Access has also sold more than one thousand copies in Korea since its May 2000 release.

           Products

      The most popular suite of ELLIS programs is the ELLIS Academic Suite, which includes three lesson-based applications (ELLIS Intro, ELLIS Middle Mastery and ELLIS Senior Mastery) with over 1,000 hours of interactive English instruction. The Academic Suite also includes ELLIS Master Pronunciation and ELLIS Placement, an adaptive testing component that identifies an individual learner's needs. Additionally, CALI offers the ELLIS Business Series, which consists of five programs offering English training for learners in virtually any industry or level of English proficiency. Corporate purchasers of the ELLIS Business Series include IBM, Motorola, Hewlett-Packard, UNISYS, Marriott, Ford, Renault and Elf.

      The ELLIS product has received consistently high praise from all areas for its quality, content, and effectiveness. In addition to the awards that it has received from software developers, it has been acclaimed in articles by
a variety of educational leaders   particularly those whose responsibility has
been to review, test and implement efficient solutions to allow their organizations and institutions to satisfy mandated levels of English literacy and competence, or who are faced with harsh practical realities of teaching English in environments or schools that are predominantly non-English speaking.

      In most instances, educational institutions which use ELLIS adopt it as their standard source for English teaching, and report favorably on its effectiveness. ELLIS has also been adopted by third-party organizations which sell English-language training services, such as Berlitz, Kaplan Educational Centers and Yazigi International (Brazil).

      The complete line of ELLIS products has been developed fully by CALI and CALI is the sole owner of the ELLIS software. All ELLIS distributors are working under expired contracts, with the exception of one distributor in the U.S. Mid-West, who continues to have certain distribution rights. With this particular exception, CALI has all worldwide distribution rights.

      CALI is currently facing an important transition associated with the launch of the ELLIS Kids product. In addition, CALI anticipates the completion and delivery to market over the next 12 months of the Language Arts program for ELLIS Kids. CALI is also heavily engaged in the preparation of additional languages for the further roll-out of ELLIS Access.

      CALI foresees a significant growth in the number and complexity of English for Specific Purposes projects, to be conducted on behalf of major U.S. and international corporations and organizations. The development of these projects is expected to become more efficient as CALI completes an underlying set of standard modules and programs which can be modified and re-applied readily to meet the specific needs of additional customers.

           Sales Methods

      The primary change in organizational direction that CALI will undertake, commencing immediately upon the availability of external capital, is replacing its present sales and distribution model, wherein it previously relied almost exclusively on third-party agents and distributors for product sales. While some of these agents have been extremely successful, several have not achieved the potential sales levels that ELLIS should command. Further, the sales commissions payable to such distributors (up to as high as 50% of revenue) have become a major factor limiting CALI's profitability and growth. CALI believes that it will be more effective both in increasing sales and in enhancing profitability by replacing this sales model with one in which CALI itself will control its own branches and sales personnel, and in which it will sell its ELLIS products directly to all clients. CALI anticipates that, even with the start-up costs and additional ongoing expenses likely to be incurred as a result of this change, it will materially improve its profit performance. It is anticipated that the cost of commission on sales will be reduced to an estimated 20-25% of sales revenue from the current level of approximately 50% of sales revenue.

           Intellectual Property

      CALI has engaged counsel and is involved in early discussions regarding the feasibility of seeking patent protection over certain aspects of the ELLIS technology.

      CALI has acquired trademark protection for the English Language Learning and Instruction System (ELLIS) name, and for both of the ELLIS Middle Mastery and ELLIS Senior Mastery products. It has acquired registered trademark protection for ELLIS Master Pronunciation, and is seeking trademarks for the ELLIS Intro, ELLIS Placement, the ELLIS Business Series, and ELLIS Kids products.

      None of the ELLIS products uses or depends on a third-party intellectual property which would limit CALI's rights to the products, and CALI is not required to pay any license or other fees to third parties for the distribution of the ELLIS products. CALI does not anticipate requiring the incorporation of any software or technologies that would diminish its proprietary position with regard to the ELLIS products.

      All of CALI's employees and contractors are required to sign appropriate confidentiality and non-disclosure agreements on commencement of employment, and are also required to assign all rights or ownership resulting from their work on the ELLIS products to CALI. No present or former staff has any property rights to the ELLIS products.

      CALI'S MANAGEMENT
      -----------------

      Pursuant to the terms of the Reorganization Agreement, at the "Closing Date" (as defined in the Reorganization Agreement), the Company's officers and directors shall resign and the officers and directors of CALI shall become the Company's new officers and directors. Set forth below is certain biographical information concerning CALI's officers and directors. Each officer and director of CALI assumed the same position with ELLIS following the Reorganization.

      Francis R. Otto, Ph.D. Dr. Otto is CALI's Founder and Chairman of the Board of Directors of CALI. He received a Bachelors of Arts in Spanish from Baldwin-Wallace College, Berea, Ohio, in 1958. Dr. Otto received a Masters of Arts in Spanish Language and Literature in 1960 and a Ph.D. in Educational Administration and Curriculum Development in 1966, both from the University of Wisconsin. Dr. Otto was a Professor of Linguistics at Ohio State University from 1966 until 1973. From 1973 until 1976, he was a Professor of Linguistics at the University of the Americas, Puebla, Mexico. He was a Professor of Linguistics at Brigham Young University, Provo, Utah, from 1976 through 1990, serving as the University's Director of Research, Language and Technology. During his tenure at Brigham Young University, Dr. Otto secured some $27.8 million in research funding and grants. Dr. Otto has been an active advocate of computer-assisted language instruction throughout his career. He is a charter member of TESOL (Teaching English as a Second Language). In 1982, he founded and served as Director of CALICO (Computer Assisted Learning and Instruction Consortium), an international symposium research group devoted to applying technology to language instruction. He founded CALI in 1990. Dr. Otto is the father of five children and fluent in Spanish. He is the spouse of Janet M. Otto and the father of Timothy D. Otto. He is 64 years of age.

      Timothy D. Otto. Mr. Otto is the Chief Executive Officer, President and a Director of CALI. Mr. Otto has worked at CALI since its inception in 1990. Prior to joining the CALI, Mr. Otto studied Business at Brigham Young University in Provo, Utah. He was CALI's Vice-President of Marketing from 1992 until 1994. From 1994 through 1996, he was CALI's Vice-President and Chief Operations Officer, overseeing the development and marketing of CALI's products. Mr. Otto became CALI's President in 1997, assuming responsibility for CALI's daily operations at that time. Since 1997, CALI's average annual sales have increased by an average of one hundred and twelve percent (112%). He became CALI's Chief Executive Officer in 1998. Mr. Otto speaks Spanish fluently and is the father of two children. He is the son of Francis R. Otto and Janet M. Otto. He is 31 years of age.

       Kimber B. Jensen. Mr. Jensen is the Vice-President and Chief Operations Officer and a Director of CALI. Mr. Jensen joined CALI in early 1997 as Director of Development. Prior to joining CALI, he worked for WordPerfect, Novell, and was a senior consultant for Oracle. Mr. Jensen's duties at Oracle included designing a large-scale Internet application for the Department of Defense. During Mr. Jensen's first year as Director of Development, CALI released twice as many products while shaving thirty-three percent (33%) from development costs. In 1998, Mr. Jensen became CALI's Chief Operations Officer, and he continues to oversee CALI's software development, accounting staff, divisional managers and consultants. Mr. Jensen received a Bachelor of Arts. in Economics from Brigham Young University in 1996. He is the father of two children and speaks Portuguese fluently. He is 31 years of age.

      Janet M. Otto. Ms. Otto is a Director of CALI. Ms. Otto has taught a variety of subjects in public schools, including English as a Second Language. Ms. Otto has served in several capacities with various charitable organizations. She received a Bachelor of Science degree from Baldwin-Wallace College. She is the mother of five children. She is the spouse of Francis R. Otto and the mother of Timothy D. Otto. She is 66 years of age.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  FINANCIAL STATEMENTS AND EXHIBITS.

       As of the date of this filing, it is impracticable to provide the required financial statements and pro forma financial information related to the transactions contemplated by the Reorganization Agreement. It is anticipated that the financial statements and pro forma financial information will be filed with the Commission within approximately 60 days of the date of this filing or as soon as practicable.

      (b)  PRO FORMA FINANCIAL INFORMATION.

       The pro forma financial information related to the Reorganization Agreement will be filed at such time that the financial statements are filed. See Item 7(a) above.

(c) EXHIBITS.

2.1 Agreement and Plan of Reorganization by and among Politics.com, Inc. and Computer Assisted Learning and Instruction, Inc.

3.1  Certificate of Amendment to Certificate of Incorporation of
     Politics.com, Inc.




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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENGLISH LANGUAGE LEARNING AND
                              INSTRUCTION SYSTEM, INC.


                                   /s/ Timothy D. Otto
                               BY:______________________________
                                   Chief Executive Officer, President
                                   and Director

Date: February 14, 2001